EXHIBIT 10.5
                        1993 EXECUTIVE STOCK OPTION PLAN
                                       OF
                                HEI SYSTEMS, INC.


           1.     PURPOSE OF THE PLAN

           The purpose of the Plan is to promote the best interests of HEI Systems, Inc. and its shareholders by providing key employees of HEI Systems, Inc. and any subsidiaries with an opportunity to acquire a proprietary interest in HEI Systems, Inc., thereby providing a stronger incentive for them to put forth maximum effort for the continued success and growth of HEI Systems, Inc. In addition, the opportunity to acquire a proprietary interest in HEI Systems, Inc. will aid in attracting and retaining key personnel.

           2.     DEFINITIONS

           Unless the context otherwise requires, the following terms shall have the meanings set forth below:

           (a) "Board of Directors" shall mean the board of directors of the Company.

           (b) "Cause" shall mean with respect to an Employee, (i)(A) an act of personal dishonesty or willful misconduct by such Employee, (B) a breach by such Employee of a fiduciary duty involving personal profit, (C) a willful violation by such Employee of any law, rule or regulation (other than traffic violations or similar offenses) or (D) habitual use of alcohol or drugs by such Employee which materially impairs such Employee's ability to carry out such Employee's duties and as to which the Board of Directors makes a good faith determination that such conduct has occurred and that such conduct meets the standard set forth in this clause (D);
   (ii) the rendering by such Employee of any assistance to any Person in such Person's competitive efforts with the Company or any Subsidiary; or
   (iii) the use by such Employee of the proprietary information of the Company or any Subsidiary or customer lists for such Employee's own benefit or in a way adverse to the interest of the Company or any Subsidiary.

           (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

           (d)    "Commencement Date" shall mean:

             (i) as to any Holder who was an Employee on November 1, 1993, the earlier of:

                  (A)  November 1 , 1998; or

                  (B) the date of a registered public offering of the common stock of the Company; or

                  (C)  the date of a Sale of the Company;

   and,

             (ii) as to any Holder who was not an Employee on November l, 1993, the earlier of:

                  (A) the date that is five (5) years after the date of the Option Agreement with that Holder; or

                  (B) the date of a registered public offering of the common stock of the Company; or

                  (C)  the date of a Sale of the Company.

   Provided, however, that in no event shall the "Commencement Date" as to a Holder be a date that is less than six months after the date of the Option Agreement with that Holder.

           (e) "Company" shall mean HEI Systems, Inc., a Wisconsin corporation.

           (f) "Delivered Stock" shall mean Shares beneficially owned by a Holder, the Holder's spouse, or both of them, for a period of six (6) months or more prior to the exercise of an Option.

           (g) "Employees" shall mean those individuals who are full-time management employees of the Company or its Subsidiaries, from among whom the Board of Directors may select the Holders of Options.

           (h) "Holder" shall mean an Employee or non-Employee member of the Board of Directors to whom an Option has been granted.

           (i) "Incentive Stock Option" shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

           (j) "Market Price" shall mean, as of any date, with respect to any Share, the fair market value thereof as the Board of Directors may determine in conformity with pertinent law and regulations of the Treasury Department. If the Shares are traded on any registered national securities exchange, or quoted in the NASDAQ National Market System, Market Price shall mean the closing price (or the median of the bid and asked price if there is no closing price) as of any date; provided, however, that if the Shares are not traded on any such date, the Market Price shall be the relevant price for the next preceding business day on which trading occurred.

           (k) "Nonstatutory Stock Option" shall mean an option to purchase Shares as described in Paragraph 8 of the Plan and which does not comply with the provisions of Section 422 of the Code.

           (l) "Option" shall mean an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan.

           (m) "Option Agreement" shall mean the written agreement between the Company and a Holder whereby an Option is granted to such Holder, and which evidences the various terms upon which such Option may be exercised, in the form attached hereto and as revised from time to time by the Board of Directors.

           (n) "Person" shall mean and include any individual, partnership, corporation, limited liability company, trust, estate, incorporated organization or a government or any department or agency thereof.

           (o) "Plan" shall mean the 1993 Executive Stock Option Plan of the Company, as amended from time to time.

           (p) "Sale of the Company" shall mean the sale, in one integrated transaction, of eighty percent (80%) or more of the Fully Diluted Common Stock of the Company to an unrelated third party. For purposes of the preceding sentence, "Fully Diluted Common Stock" shall mean all shares of the Company's Class A Common Stock, Class B Common Stock and Class C Common Stock then issued and outstanding together with all shares of the Company's Class A Common Stock, Class B Common Stock and Class C Common Stock issuable upon exercise or conversion of all options (including the Options), warrants or convertible securities (including the Company's Class B Preferred Stock) as if such options, warrants and convertible securities had been exercised or converted at the then applicable exercise price or conversion rate.

           (q) "Share" or "Shares" shall mean the $0.01 par value Class A Common Stock of the Company.

           (r) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

           3.     SHARES RESERVED UNDER PLAN.

           The aggregate number of Shares which may be issued or sold under the Plan shall not exceed 1,148,733 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 13 hereof. Any Shares subject to an Option which expires or terminates for any reason (whether by voluntary surrender, lapse of time, termination of employment or otherwise) and is unexercised as to such Shares may again be the subject of an Option under the Plan; provided, however, that in no event shall the number of Shares issued under this Plan and the number of Shares subject to outstanding Options granted under this Plan at any time exceed in the aggregate more than 17,094 Shares. The Holder of an Option shall be entitled to the rights and privileges of ownership with respect to the Shares subject to an Option only after actual purchase and issuance of such Shares pursuant to the exercise of all or part of an Option.

           4.     ADMINISTRATION OF THE PLAN.

           The Plan shall be administered by the Board of Directors. A majority of the members of the Board of Directors shall constitute a quorum. The approval of such a quorum, expressed by a vote at a meeting, or by the unanimous consent of all members in writing without a meeting, shall constitute the action of the Board of Directors with respect to the Plan and shall be valid and effective for all purposes of the Plan.

           The Board of Directors shall have sole authority in its discretion, but always subject to the express provisions of the Plan, to determine the purchase price of the Shares covered by each Option, the Employees and other Persons to whom and the time or times at which Options shall be granted, the number of Shares to be subject to each Option, the extent to which Options may be exercised in installments, and any other limitations, restrictions and conditions to be imposed upon any Option granted hereunder; to interpret the Plan; to prescribe, amend, and rescind rules, regulations and procedures pertaining to the Plan; to determine the terms and provisions of the respective Option Agreements; to modify, extend or renew any Option Agreement previously awarded; and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Board of Directors determination of the foregoing matters shall be conclusive and binding on the Company, all Employees, all Holders, and all other Persons. The Board of Directors may consult with counsel who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

           5.     ELIGIBILITY.

           Only Employees and non-Employee members of the Board of Directors shall be eligible to receive Options under the Plan. In determining the Persons to whom Options shall be granted and the number of Shares to be covered by each Option, the Board of Directors may take into account the nature of the services rendered by the respective Persons, their present and potential contributions to the success of the Company, and other such factors as the Board of Directors in its discretion shall deem relevant.
   A Person who has been granted an Option under the Plan may be granted additional Options under the Plan if the Board of Directors shall so determine. No Person shall have any right whatsoever to receive a grant of an Option hereunder unless so determined by the Board of Directors.
   The Company shall effect the granting of Options under the Plan by executing Option Agreements in such form as shall be approved by the Board of Directors.

           6.     OPTIONS:  GENERAL PROVISIONS.

           (a) Types of Options. An Option to purchase Shares granted pursuant to this Plan shall be specified in the Option Agreement to be either an Incentive Stock Option (as described in Paragraph 7) or a Nonstatutory Stock Option (as described in Paragraph 8). An Option Agreement executed pursuant to this Plan may include both an Incentive Stock Option and a Nonstatutory Stock Option. An Option Agreement executed pursuant to this Plan shall in no event provide for the grant of a tandem Option, wherein two Options are issued together and the exercise of one affects the right to exercise the other.

           (b) General Exercise Period. No Option granted under this Plan shall provide for its exercise earlier than six (6) months from its date of grant. In addition, the Board of Directors may, in its discretion, require that a Holder be employed by the Company or a Subsidiary for a designated number of years prior to the exercise by the Holder of any Option or portion of an Option granted under this Plan. The Board of Directors may, in its discretion, determine the periods during which Options or portions of Options may be exercised by a Holder, subject only to the terms of this Plan. Any of the requirements or limitations imposed under the second and third sentences of this Section 6(b) may be subsequently reduced or waived by the Board of Directors in its discretion, unless such reduction or waiver is prohibited by the Code or other applicable law.

           (c) Payment of Exercise Price. The purchase or exercise price shall be payable in cash, by check, or, with the Board of Directors' consent, in Shares of Delivered Stock or in a combination of cash and Delivered Stock or such other consideration consistent with the Plan's purpose and applicable law as may be determined by the Board of Directors from time to time, and, such price shall be paid in full at the time that an Option is exercised. If the Holder elects (any such election being subject to the Board of Directors consent) to pay all or a part of the exercise price in Delivered Stock, or to satisfy the Holder's withholding obligation with Delivered Stock, the Shares of Delivered Stock shall be valued at their Market Price on the date delivered. In no event may the purchase or exercise price be payable in installments.

           7.     INCENTIVE STOCK OPTIONS.

           This Paragraph sets forth the special provisions that govern Incentive Stock Options granted under this Plan.

           (a) Maximum Calendar Year Grant to Any Employee. The aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under this Plan (and under all other plans of the Company or any Parent or Subsidiary qualifying under
   Section 422 of the Code) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time, per Employee.

           (b) Option Exercise Price. The per share purchase price of the Shares under each Incentive Stock Option granted pursuant to this Plan (the "150 Exercise Price") shall be determined by the Board of Directors but shall not be less than one hundred percent (100%) of the Market Price on the date of grant of such Option.

           (c) Employees Who Own 10% or More of Shares. Employees who own, directly or indirectly, within the meaning of Code section 425(d), more than 10% of the voting power of all classes of stock of the Company or any Subsidiary shall not be eligible to receive an Incentive Stock Option hereunder unless the purchase price per share under such Option is at least 110% of the Market Value of the Shares subject to the Option and such Option by its terms is not exercisable after the expiration of 5 years from the date such Option is granted.

           (d)    Grant and Exercise Period.  No Incentive Stock Option shall
   (i) be granted after ten (10) years from the effective date of this Plan, or (ii) be exercisable after the expiration of ten (10) years from its date of grant. Every Incentive Stock Option which has not been exercised within ten years of its date of grant shall expire upon the expiration of said ten-year period unless it shall have expired, lapsed or otherwise terminated at an earlier date.

           8.     NONSTATUTORY STOCK OPTIONS.

           This Paragraph sets forth the special provisions that govern Nonstatutory Stock Options granted under this Plan.

           Option Exercise Price. The per share purchase price of the Shares under each Nonstatutory Stock Option granted pursuant to this Plan (the "NSO Exercise Price") shall be determined by the Board of Directors in its sole discretion, but shall not be less than eighty-five percent (85%) of the Market Price on the date of grant of such Option.

           9.     TERMINATION OF EMPLOYMENT.

           (a) If a Holder's employment with the Company or a Subsidiary is terminated for any reason prior to the Commencement Date, no Option granted to that Holder hereunder shall be exercisable and all such Options shall expire immediately upon such termination, subject to the obligations, if any, of the Company under Subparagraph 9(g) below. In addition, and notwithstanding anything to the contrary contained in this Plan, if a Holder's employment with the Company or a Subsidiary is terminated on or after the Commencement Date for Cause, to the extent an Option granted hereunder to such Holder was not effectively exercised prior to such termination, it shall expire immediately upon such termination.

           (b) Subject to Subparagraph 9(a) above, any Holder whose employment with the Company or a Subsidiary is terminated due to retirement on such Holder's normal retirement date (as defined in the Company Retirement Plan or any successor plan providing retirement benefits) or due to early retirement with the consent of the Board of Directors, shall have three (3) months from the date of such termination of employment to exercise any Option granted hereunder as to all or part of the Shares subject to such Option, provided, however, (i) that no Incentive Stock Option shall be exercisable subsequent to ten (10) years after its date of grant; and (ii) that on the date of termination of employment the Holder had a present right to exercise such Option, further provided, that any such Option shall be exercisable only to the extent that it was exercisable by the Holder on the date of termination.

           (c) Subject to Subparagraph 9(a) above, any Holder whose employment with the Company or a Subsidiary is terminated due to disability (as defined in Section 22(e) (3) of the Code) shall have one
   (l) year from the date of termination of employment to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, (i) that no Incentive Stock Option shall be exercisable subsequent to ten (10) years after its date of grant; and (ii) that on the date of termination of employment the Holder had a present right to exercise such Option, further provided, that any such Option shall be exercisable only to the extent that it was exercisable by the disabled Holder on the date of termination.

           (d) Subject to Subparagraph 9(a) above, if a Holder dies while in the employ of the Company or a Subsidiary, any Option theretofore granted to such Holder shall be exercisable:

             (1) For one (l) year after the Holder's death, but in no event later than ten (10) years from its date of grant in the case of an Incentive Stock Option;

             (2) Only by the personal representative, administrator or other representative of the estate of the deceased Holder or by the person or persons to whom the deceased Holder's right under the Option shall pass by will or the laws of descent and distribution; and

             (3) Only to the extent that it was exercisable by the deceased Holder would have been entitled to exercise such Option on the date of the Holder's death.

           (e) Subject to Subparagraph 9(a) above, if a Holder's employment is terminated for a reason other than those specified above, the Holder shall have three (3) months from the date of termination of employment to exercise any Option granted hereunder as to all or part of the Shares subject to such Option, provided, however, (i) that no Incentive Stock Option shall be exercisable subsequent to ten (10) years after its date of grant; and (ii) that on the date of termination of employment the Holder had a present right to exercise such Option; further provided, that any such Option shall be exercisable only to the extent that it was exercisable by the Holder on the date of termination.

           (f) The Board of Directors may in its sole discretion increase the periods permitted for exercise of an Option following a termination of employment as provided in Subparagraphs 9(b), (c), (d), and (e), above if allowable under applicable law; provided, however, in no event shall an Incentive Stock Option be exercisable subsequent to ten (10) years after its date of grant.

           (g) If a Holder's employment with the Company or a Subsidiary is terminated prior to the Commencement Date due to disability (as defined in Section 22(e) (3) of the Code) or due to the Holder's death, the Company shall purchase the Holder's Option for a cash purchase price determined by using the following formula:

             Purchase Price = (V-EP) x S

             Where,

             V = the Market Price per Share.

             EP = the exercise price per Share set forth in the applicable
                  Option Agreement.

             S = the number of Shares covered by the Option.

   Provided, however, that in no event shall the Company be required to repurchase any Option pursuant to this subparagraph 9(g) until the Holder has held such Option for at least six (6) months from the date the Holder acquired such Option.

           (h) The Plan shall not confer upon any Holder or Employee any right with respect to continuation of employment by the Company or a Subsidiary, not shall it interfere in any way with the right of the Company or such Subsidiary to terminate any Holder's or Employee's employment at any time, or to take any other action affecting any Holder or Employee.

           10.    TRANSFERABILITY.

           Options shall not be transferable, except as provided below, and during the lifetime of the Holder shall be exercisable only by the Holder or, in the event of a Holder's disability, by the Holder's guardian or legal representative. A Holder shall have the right to transfer Options upon such Holder's death, either by the terms of such Holder's will or under the laws of descent and distribution, subject to the limitations set forth in Paragraph 9 above, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would the Holder if still alive, except as otherwise expressly provided herein or as determined by the Board of Directors.

           11.    EXERCISE.

           An Option Agreement may provide for exercise of its respective Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 9, above, and except as to any Options issued to non-Employee members of the Board of Directors, no Option may be exercised unless the Holder is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. An Option shall be exercisable by a Holder's giving written notice of exercise to the Secretary of the Company, specifying the number of Shares to be purchased, accompanied by payment in full of the required exercise price. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Holder of such documents and information as the Board of Directors may deem necessary or appropriate in connection with such registration or qualification and satisfactory provision for the payment of withholding taxes as described in Paragraph 15 below. Upon exercise of an Option and satisfaction of the conditions set forth in this Paragraph 11 and in the applicable Option Agreement, the Company shall issue a certificate evidencing the Shares purchased under such Option. No Holder shall be under any obligation to exercise any Option granted hereunder.

           12.    SECURITIES LAWS.

           Each Option Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. Each Option granted under this Plan shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of securities thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

           13.    ADJUSTMENT PROVISIONS.

           If the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction in the number of Shares outstanding, or shall effect a spin-off, split-off, or other distribution of assets to shareholders, without receiving consideration therefor in money, service or property, the aggregate number and kind of Shares then remaining subject to or available for Options, including Shares reserved for Options and Shares as to which Options have been granted but which remain unexercised, and the per share Option price therefor, shall be proportionately and appropriately adjusted by the Company's Board of Directors (without any change in the aggregate exercise price to be paid therefor) upon the recommendation of the Board of Directors, subject to the express terms and conditions of this Plan.

           Subject to any required action by the Company's shareholders, if the Company shall be a party to any merger or consolidation in which the Company is not the surviving corporation, each outstanding Option shall pertain to and apply to the securities which a Holder of the number of Shares subject to the Option would have been entitled to receive pursuant to such transaction, with any such adjustment in the exercise price as the Board of Directors shall deem appropriate. Upon dissolution or liquidation of the Company, a Holder shall have the right within sixty
   (60) days prior to the effective date of such dissolution or liquidation, to surrender the Holder's Option to the Company for cash, subject to the discretion of the Board of Directors as to the exact timing of said surrender. The amount of cash to be paid to the Holder for the Option if it has not been exercised, or any unexercised portion thereof if the Option has been exercised in part, shall be based on the difference between the exercise price and the Market Price of a Share at the time of surrender.

           14.    TIME OF GRANTING.

           Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the stockholders of the Company and no action taken by the Board of Directors shall constitute the granting of any Option hereunder. The granting of an Option shall take place only when a written Option Agreement shall have been duly executed by and on behalf of the Company.

           15.    TAXES.

           The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the grant or exercise of any Option, and the Company may defer making delivery with respect to Shares obtained pursuant to exercise of any Option, until arrangements satisfactory to it have been made with respect to any such withholding obligations. A Holder exercising a Nonstatutory Stock Option may, at his election, subject to such rules and regulations as the Board of Directors may adopt from time to time, satisfy his obligation for payment of withholding taxes either by having the Company retain a number of Shares having an aggregate Market Price on the date the Shares are withheld equal to the amount of the withholding tax or by delivering to the Company Shares of Delivered Stock having an aggregate Market Price on the date the Shares are delivered equal to the amount of the withholding tax.

           16.    REPURCHASE OF SHARES.

           The Company shall repurchase Shares obtained by an Employee through the exercise of an Option, from the Employee (or the Employee's estate) at a price determined by the same formula pursuant to which such Shares were purchased by the Employee under this Plan, upon the happening of either of the following events:

           (1) The Employee ceases to be employed by the Company (or a Subsidiary), and a written request for repurchase is received from the Employee by the Company within 180 days after the date the Employee's employment is terminated; or

           (2) The Employee experiences severe financial hardship due to illness or death in the immediate family, major uninsured casualty loss or other unforeseen events, and delivers to the Company a written irrevocable election to have the Company repurchase such Shares, including a statement in reasonable detail as to the nature of the Employee's financial hardship, and within 20 days after receipt of such election the Board of Directors does not determine that no severe financial hardship exists;

   Provided, however, that in no event shall the Company be required to repurchase Shares from an Employee pursuant to this Paragraph 16 until the Employee has held such Shares for at least six (6) months from the date the Employee acquired such Shares.

           17.    EFFECTIVENESS OF THE PLAN.

           The Plan shall become effective, upon approval of the Company's Board of Directors, as of November 1, 1993.

           18.    TERMINATION AND AMENDMENT.

           Unless the Plan shall theretofore have been terminated as hereinafter provided, this Plan shall terminate on October 31, 2003. The Plan may be terminated, modified or amended by the shareholders of the Company. The Board of Directors of the Company may also terminate or suspend the Plan or make such modifications or amendments thereof as it shall deem advisable, including such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto. No termination, modification or amendment of the Plan may (i) without the consent of a Holder, adversely affect the rights of such Holder under an outstanding Option then held by the Holder or (ii) deprive any Employee of any Share which he may have acquired through or as a result of the Plan. Upon the termination of the Plan, the Board of Directors shall have no further authority to grant Options hereunder, but Options outstanding on the date of any such termination shall remain in effect until they have been exercised, or until they have expired or have been forfeited.

           19.    CONSTRUCTION.

           Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with the law of the State of Wisconsin.